As filed with the Securities and Exchange Commission on August  13, 2002

Registration No. ____________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

Registration Statement
Under the
Securities Act of 1933

COMPUTER NETWORK TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	41-1356476 (I.R.S. Employer Identification No.)

6000 Nathan Lane North Minneapolis, Minnesota (Address of Principal Executive Offices)	55442 (Zip Code)

2002 STOCK AWARD PLAN
(Full Title of the Plan)

Gregory T. Barnum
Chief Financial Officer
Computer Network Technology Corporation
6000 Nathan Lane North
Minneapolis, Minnesota 55442
(Name and Address of Agent for Service)

(763) 268-6000
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Securities	Amount to be	Maximum Offering	Maximum Aggregate	Amount of
to be Registered	Registered (1)	Price Per Share (2)	Offering Price (2)	Registration Fee

Common Stock, par value $0.01 per share (including preferred share purchase rights)	1,000,000 shares	$ 5.28	$ 5,280,000	$ 485.76

(1)	This Registration Statement relates to 1,000,000 shares of common stock to be registered pursuant to the 2002 Stock Award Plan.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low sale prices per share of the Registrant’s Common Stock as reported on the NASDAQ national market system on August 12, 2002.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
INDEX TO EXHIBITS
EX-5.1 Opinion of Leonard, Street and Deinard
EX-23.2 Consent of KPMG LLP
EX-24.1 Power of Attorney of Thomas G. Hudson
EX-24.2 Power of Attorney of Jeffrey A. Bertelsen
EX-24.3 Power of Attorney of Patrick W. Gross
EX-24.4 Power of Attorney of Erwin A. Kelen
EX-24.5 Power of Attorney of Lawrence A. McLernon
EX-24.6 Power of Attorney of John A. Rollwagen

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

     The following documents have been filed with the Commission by the Registrant, and are incorporated herein by reference and made a part hereof:

•	The Annual Report on Form 10-K of Computer Network Technology Corporation (the “Company”), for the fiscal year ended January 31, 2002, filed pursuant to Section 13 (a) or 15 (d) of the Exchange Act.

•	All other reports filed pursuant to Section 13 (a) or Section 15 (d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

•	The description of the Company’s Common Stock to be offered hereby contained in the Registration Statements on Form 8-A dated November 15, 1985 and July 29, 1998 filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

•	The description of the Company’s preferred stock purchase rights contained in the Registration Statement on Form 8-A dated July 29, 1998, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered by this Registration Statement have been sold or which deregisters all such shares of Common Stock then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from, the date of filing of such documents.

     Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable

Item 5.	Interests of Named Experts and Counsel.

Not applicable

Item 6.	Indemnification of Directors and Officers.

     Unless prohibited in a corporation’s articles or bylaws, Minnesota Statutes, Section 302A.521 requires indemnification of officers, directors, employees and agents, under certain circumstances, against judgments, penalties, fines, settlements and reasonable expenses (including attorneys’ fees and disbursements) incurred by such person in connection with a threatened or pending proceeding with respect to the acts or omissions of such person in his official capacity. The general effect of Minnesota Statutes, Section 302A.521 is to reimburse (or pay on behalf

of) directors and officers of the Registrant any personal liability that may be imposed for certain acts performed in their capacity as directors and officers of the Registrant, except where such persons have not acted in good faith.

     As permitted by the Minnesota Business Corporation Act, the Articles of Incorporation of the Company eliminate the liability of our directors for monetary damages arising from any breach of fiduciary duties as a member of our board of directors (except as expressly prohibited by Minnesota Statutes, Section 302A.251, subd. 4).

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit	Description

4.1	The Second Restated Articles of Incorporation of the Company (Incorporated by reference to exhibits 3 (i)-1 and 3 (i)-2 to current report on Form 8-K dated May 25, 1999).

4.2	Bylaws of the Company (Incorporated by reference to Exhibit 3 (ii)-1 to current report on Form 8-K dated May 25, 1999).

4.3	Rights Agreement between the Company and Chase Mellon Shareholder Services, L.L.C., as Rights Agent including the form of Rights Certificate and the Summary of Rights to Purchase Preferred Shares. (Incorporated by reference Exhibit 1 to Form 8-A dated July 29, 1998 and Exhibit 1 to Form 8/A dated November 27, 2000).

5.1	Opinion of Leonard, Street and Deinard Professional Association

23.1	Consent of Leonard, Street and Deinard Professional Association to the filing of its opinion as an exhibit to this Registration Statement (Included in Exhibit 5.1).

23.2	Consent of KPMG LLP

24.1	Power of Attorney of Thomas G. Hudson

24.2	Power of Attorney of Jeffrey A. Bertelsen

24.3	Power of Attorney of Patrick W. Gross

24.4	Power of Attorney of Erwin A. Kelen

24.5	Power of Attorney of Lawrence A. McLernon

24.6	Power of Attorney of John A. Rollwagen

99.1	Amended and Restated 2002 Stock Award Plan (Incorporated by reference to Exhibit 10.14 of Report on Form 8-K filed on August 5, 2002).

99.2	Form of Incentive Stock Option Agreement for employees to be used in connection with the Computer Network Technology Corporation Amended and Restated 2002 Stock Award Plan (Incorporated by reference to Exhibit 10.15 of Report on Form 8-K filed on August 5, 2002).

99.3	Form of Non-Qualified Stock Option Agreement for employees to be used in connection with the Computer Network Technology Corporation Amended and Restated 2002 Stock Award Plan (Incorporated by reference to Exhibit 10.16 of Report on Form 8-K filed on August 5, 2002).

99.4	Form of Non-Qualified Stock Option Agreement for directors to be used in conjunction with the Amended and Restated 2002 Stock Award Plan (Incorporated by reference to Exhibit 10.17 of Report on Form 8-K filed on August 5, 2002).

99.5	Form of Restricted Stock Agreement to be used in connection with the Computer Network Technology Corporation Amended and Restated 2002 Stock Award Plan (Incorporated by reference to Exhibit 10.18 of Report on Form 8-K filed on August 5, 2002).

Item 9.	Undertakings.

     The undersigned Registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

•	To include any prospectus required by section 10(a) (3) of the Securities Act of 1933 (the “Securities Act”);

•	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

•	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that the first and second paragraphs above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

•	That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

•	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

•	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13 (a) or section 15 (d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15 (d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

•	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto July authorized, in the City of Minneapolis, State of Minnesota, on August 13, 2002.

COMPUTER NETWORK TECHNOLOGY CORPORATION

By:	/s/ Gregory T. Barnum Gregory T. Barnum, Chief Financial Officer

     Each of the undersigned officers and directors of Computer Network Technology Corporation hereby appoints Gregory T. Barnum as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and instruments pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas G. Hudson Thomas G. Hudson	President and Chief Executive Officer (Principal Executive Officer) and Director	August 13 , 2002

/s/ Gregory T. Barnum Gregory T. Barnum	Chief Financial Officer (Principal Financial Officer)	August 13 , 2002

/s/ Jeffrey A. Bertelsen Jeffrey A. Bertelsen	Corporate Controller and Treasurer (Principal Accounting Officer)	August 13 , 2002

/s/ Patrick W. Gross* Patrick W. Gross	Director	August 13 , 2002

/s/ Erwin A. Kelen* Erwin A. Kelen	Director	August 13 , 2002

/s/ Lawrence A. McLernon* Lawrence A. McLernon	Director	August 13 , 2002

/s/ John A. Rollwagen* John A. Rollwagen	Director	August 13 , 2002

*	By /s/ Gregory T. Barnum Attorney-in-fact

INDEX TO EXHIBITS

Exhibit

4.1	The Second Restated Articles of Incorporation of the Company (Incorporated by reference to exhibits 3 (i)-1 and 3 (i)-2 to current report on Form 8-K dated May 25, 1999)

4.2	Bylaws of the Company (Incorporated by reference to Exhibit 3 (ii)-1 to current report on Form 8-K dated May 25, 1999)

4.3	Rights Agreement between the Company and Chase Mellon Shareholder Services, L.L.C., as Rights Agent including the form of Rights Certificate and the Summary of Rights to Purchase Preferred Shares (Incorporated by reference Exhibit 1 to Form 8-A dated July 29, 1998 and Exhibit 1 to Form 8/A dated November 27, 2000)

5.1	Opinion of Leonard, Street and Deinard Professional Association	Electronically Filed

23.1	Consent of Leonard, Street and Deinard Professional Association to the filing of its opinion as an exhibit to this Registration Statement (Included in Exhibit 5.1)	Electronically Filed

23.2	Consent of KPMG LLP	Electronically Filed

24.1	Power of Attorney of Thomas G. Hudson	Electronically Filed

24.2	Power of Attorney of Jeffrey A. Bertelsen	Electronically Filed

24.3	Power of Attorney of Patrick W. Gross	Electronically Filed

24.4	Power of Attorney of Erwin A. Kelen	Electronically Filed

24.5	Power of Attorney of Lawrence A. McLernon	Electronically Filed

24.6	Power of Attorney of John A. Rollwagen	Electronically Filed

99.1	Amended and Restated 2002 Stock Award Plan (Incorporated by reference to Exhibit 10.14 of Report on Form 8-K filed on August 5, 2002).

99.2	Form of Incentive Stock Option Agreement for employees to be used in connection with the Computer Network Technology Corporation Amended and Restated 2002 Stock Award Plan (Incorporated by reference to Exhibit 10.15 of Report on Form 8-K filed on August 5, 2002).

99.3	Form of Non-Qualified Stock Option Agreement for employees to be used in connection with the Computer Network Technology Corporation Amended and Restated 2002 Stock Award Plan (Incorporated by reference to Exhibit 10.16 of Report on Form 8-K filed on August 5, 2002).

99.4	Form of Non-Qualified Stock Option Agreement for directors to be used in conjunction with the Amended and Restated 2002 Stock Award Plan (Incorporated by reference to Exhibit 10.17 of Report on Form 8-K filed on August 5, 2002).

99.5	Form of Restricted Stock Agreement to be used in connection with the Computer Network Technology Corporation Amended and Restated 2002 Stock Award Plan (Incorporated by reference to Exhibit 10.18 of Report on Form 8-K filed on August 5, 2002).